Exhibit 21.1
List of Subsidiaries
Colonial Properties Trust

                                                               Jurisdiction of
Name                                                              Formation
-----------------                                               ---------------

1.     Colonial Realty Limited Partnership                         Delaware
       A.   Colonial Properties Services Limited Partnership       Delaware
       B.   Colonial Properties Services, Inc.                     Alabama
       C.   Parkway Place Limited Partnership                      Alabama
       D.   Colonial VRS, LLC                                      Georgia
       E.   CMS/Colonial Joint Venture Limited Partnership         Alabama
            1.   Mountain Brook Manager, Inc.                      Alabama
            2.   Mountain Brook Manager, LLC                       Alabama
            3.   Mountian Brook, LLC                               Alabama
            4.   River Hills Manager, Inc.                         Delaware
            5.   River Hills Manager, LLC                          Delaware
            6.   River Hills, LLC                                  Delaware
            7.   Cahaba Manager, LLC                               Alabama
            8.   Cahaba, LLC                                       Alabama
            9.   Barrington Manager, LLC                           Georgia
            10.  Barrington, LLC                                   Georgia
            11.  Ponte Vedra Manager, LLC                          Delaware
            12.  Ponte Vedra, LLC                                  Delaware
            13.  Stockbridge Manager, LLC                          Georgia
            14.  Stockbridge, LLC                                  Georgia
       F.   CMS/Colonial Joint Venture II Limited Partnership      Alabama
            1.   Inverness I Manager, LLC                          Alabama
            2.   Inverness I, LLC                                  Alabama
            3.   Inverness II Manager, LLC                         Alabama
            4.   Inverness II, LLC                                 Alabama
            5.   Rocky Ridge Manager, LLC                          Alabama
            6.   Rocky Ridge, LLC                                  Alabama
            7.   Hillwood Manager, LLC                             Alabama
            8.   Hillwood, LLC                                     Alabama
       G.   Heathrow E, LLC                                        Delaware
       H.   Heathrow F, LLC                                        Delaware
       I.   Heathrow 3, LLC                                        Delaware
       J.   Heathrow 4, LLC                                        Delaware
       K.   Heathrow G, LLC                                        Delaware
       L.   Heathrow 6, LLC                                        Delaware
       M.   Heathrow I, LLC                                        Delaware
       N.   Heathrow Oakmonte, LLC                                 Delaware
       O.   Highway 150, LLC                                       Alabama
       P.   600 Building Partnership                               Alabama
       Q.   Colonial/Poler BEK Management Company                  Alabama